UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 8, 2017
                   First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Financial Northwest Bank (the "Bank"), the wholly owned operating subsidiary of First Financial Northwest, Inc. (the "Company") entered into a Separation Agreement and General Release ("Agreement") with Mr. Gregg DeRitis, the Company's Chief Credit Officer, on August 31, 2017 in connection with Mr. DeRitis's separation from service effective August 16, 2017 (the "Separation Date").  The Agreement provides for certain terms related to Mr. DeRitis's separation from the Bank.  The material terms of the Agreement are described below, which description is qualified by reference to a copy of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

As provided in the Agreement, on August 16, 2017, Mr. DeRitis will relinquish his position as Chief Credit Officer and all other positions he holds with the Bank, Company and their respective affiliates.  During the Limited Duty Period, which extends from the Separation Date until eight days after he signs (and does not revoke) the Agreement (the "Effective Date"), Mr. DeRitis will not be required to work in the office, although he will be available to provide any assistance with various matters as requested by the Bank.

In exchange for entering into the Agreement, and in exchange for a general release of all claims, demands, damages, causes of action, attorney fees and expenses of whatever kind or nature, Mr. DeRitis will receive (i) a cash lump sum in the amount of $47,500, less all lawful and authorized deductions and withholdings, payable on the first payroll date following the Effective Date; and (ii) reimbursement for attorney's fees incurred in connection with the review of the Agreement.  Mr. DeRitis will not be eligible for continued benefits from the Bank or the Company, although he may continue health coverage at his own expense under COBRA.

The Agreement contains confidentiality, non-disparagement, cooperation, non-compete, non-solicitation, and release and waiver of claims provisions.

Item 9.01. Financial Statements and Exhibits

(d)                 Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1	Separation Agreement and General Release between Gregg DeRitis and First Financial Northwest Bank dated August 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: September 8, 2017	By: /s/ Joseph W. Kiley III
Joseph W. Kiley III President and Chief Executive Officer